Exhibit 99.1

 Tom Johnson Investment Management, LLC

Financial Statements

December 31, 2025 and 2024

Independent Auditor’s Report

Richard H. Parry

Tom Johnson Investment Management, LLC

201 Robert S. Kerr, Suite 510 Oklahoma City, OK 73102

Opinion

We have audited the financial statements of Tom Johnson Investment Management, LLC (the Company), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the  financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

West Palm Beach, FL

June 16, 2026

Tom Johnson Investment Management, LLC

Balance Sheets

December 31, 2025 and 2024

	2025	2024
ASSETS:
Cash and cash equivalents	$207,497	$407,441
Accounts receivable	1,651,200	1,585,210
Property and equipment, net	47,102	60,896
Right of use asset	261,938	65,138
Other assets	104,396	42,014
Total Assets	$2,272,133	$2,160,699

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES:
Accrued benefits	$1,364,726	$639,656
Lease liability	262,487	66,788
Other liabilities	36,915	18,075
Total Liabilities	1,664,128	724,519

Commitments and Contingencies (Note 7)	-	-

Total Members’ Equity	608,005	1,436,180
Total Liabilities and Members' Equity	$2,272,133	$2,160,699

Tom Johnson Investment Management, LLC

Income Statements

December 31, 2025 and 2024

	2025	2024
Revenues:
Advisory services	$6,156,500	$6,020,721
Interest and dividend income	3,239	15,852
Realized losses on investments	(493)	-
Total revenues	6,159,246	6,036,573

Expenses:
Compensation and related benefits	3,502,585	2,757,722
Occupancy and office expenses	316,504	297,273
Portfolio services	203,964	142,400
Subscriptions and memberships	179,786	136,921
Taxes and licenses	105,730	121,857
Professional services	84,938	14,581
Advertising	66,717	72,100
Other expenses	33,617	59,975
Total expenses	4,493,841	3,602,829

Net income	$1,665,405	$2,433,744

Tom Johnson Investment Management, LLC

Statements of Changes in Members’ Equity

December 31, 2025 and 2024

	2025	2024
Beginning balance	$1,436,180	$1,718,122
Net income	1,665,405	2,433,744
Member distributions	(2,493,580)	(2,715,686)
Ending balance	$608,005	$1,436,180

Tom Johnson Investment Management, LLC

Statements of Cash Flows

December 31, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,665,405	$2,433,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,794	7,584
Noncash reduction in lease expense	(1,101)	(826)
Changes in operating assets and liabilities:
Accounts receivable	(65,990)	(165,463)
Other assets	(62,382)	20,408
Accrued benefits	725,070	75,351
Other liabilities	18,840	6,392
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,293,636	2,377,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(6,573)
NET CASH USED IN INVESTING ACTIVITIES	-	(6,573)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid to members	(2,493,580)	(2,715,686)
NET CASH USED IN FINANCING ACTIVITIES	(2,493,580)	(2,715,686)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(199,944)	(345,069)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	407,441	752,510
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$207,497	$407,441

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2025, the Company entered into an amended operating lease agreement for office space and parking facilities. Upon lease commencement, the Company recognized right-of-use assets of $292,963 and corresponding operating lease liabilities of $292,963. These lease inception transactions did not require the use of cash and, therefore, are excluded from the statement of cash flows.

Tom Johnson Investment Management, LLC

Notes to Financial Statements

December 31, 2025 and 2024

Note 1. Nature of Operations

Tom Johnson Investment Management, LLC (the “Company”) is a limited liability company organized under the laws of Oklahoma. The Company provides investment management and advisory services to individual and institutional clients. Revenue is derived primarily from management fees earned on assets under management.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist primarily of management fees billed to clients in the ordinary course of business. The Company evaluates the collectability of receivables and records an allowance for credit losses when deemed necessary. Management believes all receivables were fully collectible at December 31, 2025 and 2024; accordingly, no allowance for credit losses was recorded.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Repairs and maintenance are expensed as incurred. Major renewals and improvements are capitalized.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Advisory service fee income is earned pursuant to investment advisory agreements and is generally calculated as a percentage of assets under management. Revenue is recognized over time as investment management services are provided. Interest and dividend income is recognized when earned. Realized and unrealized gains and losses on investments are recognized when incurred.

Income Taxes

The Company is treated as a pass-through entity for federal and state income tax purposes. Accordingly, taxable income or loss is included in the tax returns of the members. Therefore, no provision for income taxes has been included in the accompanying financial statements. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and other liabilities approximate fair value because of the short-term nature of these instruments.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions that may, at times, exceed federally insured limits.

Note 3. Property and Equipment

Property and equipment consisted of the following at December 31:

	2025	2024
Furniture and fixtures	$129,827	$129,827
Accumulated depreciation	(82,725)	(68,931)
	$47,102	$60,896

Depreciation expense for the years ended December 31, 2025 and 2024 was $13,794 and $7,584, respectively.

Note 4. Lease Commitments

The Company leases office space, including related parking facilities, under a non-cancelable operating lease agreement. The lease expires on August 1, 2028. Operating lease costs for the years ended December 31, 2025 and 2024 were $100,113 and $98,736, respectively. The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether an arrangement contains a lease at inception. Operating lease right-of-use assets and operating lease liabilities are recognized at the commencement date based on the present value of future lease payments over the lease term. Lease payments include fixed monthly office rent and fixed parking fees associated with employee and management parking spaces. As the rate implicit in the lease was not readily determinable, the Company utilized a risk-free rate based on information available at the commencement date in determining the present value of lease payments.

Supplemental balance sheet information related to operating leases was as follows at December 31:

	2025	2024
Operating lease right-of-use asset	$261,938	65,138
Operating lease liabilities	$(262,487)	(66,788)

Other information related to leases was as follows:

	12/31/2025	12/31/2024
Remaining lease term (months)	32	8
Discount rate	3.59%	3.52%

Future minimum lease payments under operating leases as of December 31, 2025 were as follows:

Year ending December 31,	Amount
2026	$102,044
2027	103,692
2028	69,128
Total lease payments	274,864
Less: imputed interest	(12,377)
Present value of lease liabilities	262,487

Note 5. Retirement Plan

The Company maintains a defined contribution retirement plan covering substantially all employees. Contributions are determined annually at the discretion of management. Retirement plan expense totaling $278,000 and $284,000 for the years ended December 31, 2025 and 2024, respectively, is included in Compensation and related benefits expense in the accompanying statements of income.

Note 6. Related Party Transactions

In the ordinary course of business, the Company may enter into transactions with its members and affiliated entities. Management believes such transactions are conducted on terms comparable to those available from unrelated parties. The Company is managed by its President, who was previously the principal owner of the Company, and who currently owns 20% of the Company (see Note 8). The Company made distributions to its owner totaling $2.5 million and $2.7 million in 2025 and 2024, respectively. Certain relatives of members of management are also clients of the Company and have assets under management for which the Company provides investment advisory services. During the years ended December 31, 2025 and 2024, the Company earned investment advisory fees of $103,026 and $88,436, respectively, from relatives of management related to assets under management. Such fees are charged on a quarterly basis in accordance with the Company’s standard fee arrangements.

Note 7. Commitments and Contingencies

The Company may be involved in various claims and legal actions arising in the ordinary course of business. Management is not aware of any claims or legal proceedings that could have a material adverse effect on the financial condition, results of operations, or cash flows of the Company.

Note 8. Subsequent Events

Acquisition by Bimini Capital Management, Inc.

On April 1, 2026, the owners of the Company completed the sale of 80% of their interests in the Company to a subsidiary of Bimini Capital Management, Inc. (“Bimini”). The purchase price was approximately $12.3 million. The transaction agreement includes mutual put and call rights that could result in Bimini’s acquisition of the remaining 20% interest retained by its President (see Note 6).